Exhibit 99.3
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
On August 28, 2017, Amazon.com, Inc. (“Amazon”) completed its acquisition of Whole Foods Market, Inc., a Texas corporation (“Whole Foods Market”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2017, by and among Amazon, Whole Foods Market, and Walnut Merger Sub, Inc., a wholly-owned subsidiary of Amazon (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Whole Foods Market on August 28, 2017, with Whole Foods Market continuing as the surviving corporation and a wholly-owned subsidiary of Amazon (the “Merger”). Amazon acquired 100% of the outstanding stock of Whole Foods Market for cash consideration of approximately $13.2 billion, net of cash acquired.
Amazon financed the acquisition with net proceeds from its debt issuance on August 22, 2017. Amazon issued $1,000,000,000 aggregate principal amount of Amazon’s 1.900% notes due 2020 (the “2020 Notes”), $1,000,000,000 aggregate principal amount of Amazon’s 2.400% notes due 2023 (the “2023 Notes”), $2,000,000,000 aggregate principal amount of Amazon’s 2.800% notes due 2024 (the “2024 Notes”), $3,500,000,000 aggregate principal amount of Amazon’s 3.150% notes due 2027 (the “2027 Notes”), $2,750,000,000 aggregate principal amount of Amazon’s 3.875% notes due 2037 (the “2037 Notes”), $3,500,000,000 aggregate principal amount of Amazon’s 4.050% notes due 2047 (the “2047 Notes”), and $2,250,000,000 aggregate principal amount of Amazon’s 4.250% notes due 2057 (the “2057 Notes” and, together with the 2020 Notes, the 2023 Notes, the 2024 Notes, the 2027 Notes, the 2037 Notes, and the 2047 Notes, the “August 2017 Notes”). The August 2017 Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The August 2017 Notes were offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
A pro forma balance sheet has not been presented since the transaction was already reflected in Amazon’s unaudited financial statements and accompanying notes as of September 30, 2017, included in Amazon’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on October 27, 2017.
The unaudited pro forma combined statements of operations were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Amazon considered as the accounting acquirer and Whole Foods Market as the accounting acquiree. Accordingly, consideration paid by Amazon to complete the Merger has been allocated to identifiable assets and liabilities of Whole Foods Market based on estimated fair values as of the closing date of the Merger. Management made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma combined statements of operations in the Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from August 28, 2017.
The following unaudited pro forma combined statements of operations and related notes present the historical statements of operations of Amazon adjusted to reflect Amazon’s acquisition of all outstanding shares of Whole Foods Market and the issuance of the August 2017 Notes. The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Combined Statement of Operations to give effect to pro forma events that are: (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 give effect to the acquisition as if it had occurred on January 1, 2016, the first day of Amazon’s last fiscal year.
These unaudited pro forma combined statements of operations have been derived from, and should be read in conjunction with:

•
The audited consolidated financial statements and accompanying notes of Amazon as of and for the year ended December 31, 2016, as contained in its Annual Report on Form 10-K filed on February 10, 2017;

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The unaudited consolidated financial statements and accompanying notes of Amazon as of and for the nine months ended September 30, 2017, as contained in its Quarterly Report on Form 10-Q filed on October 27, 2017;

•
The unaudited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 16 weeks ended January 17, 2016, as contained in its Quarterly Report on Form 10-Q filed on February 26, 2016;

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The audited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 52 weeks ended September 25, 2016, as contained in its Annual Report on Form 10-K filed on November 18, 2016;

•
The unaudited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 16 weeks ended January 15, 2017, as contained in its Quarterly Report on Form 10-Q filed on February 16, 2017; and

•
The unaudited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 40 weeks ended July 2, 2017, as contained in its Quarterly Report on Form 10-Q filed on August 4, 2017.

Unaudited Pro Forma Combined Statements of Operations
Year Ended December 31, 2016
(in millions, except per share data)

	Amazon	Whole Foods Market (Notes 1 & 3)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net product sales	$94,665	$15,797	$—		$110,462
Net service sales	41,322	16	—		41,338
Total net sales	135,987	15,813	—		151,800
Operating expenses:
Cost of sales	88,265	9,431	11	4(a)	97,707
Fulfillment	17,619	5,195	117	4(b)	22,931
Marketing	7,233	83	—		7,316
Technology and content	16,085	169	—		16,254
General and administrative	2,432	159	17	4(c)	2,608
Other operating expense, net	167	—	77	4(d)	244
Total operating expenses	131,801	15,037	222		147,060
Operating income	4,186	776	(222)		4,740
Interest income	100	—	—		100
Interest expense	(484)	(49)	(460)	4(e)	(993)
Other income (expense), net	90	7	—		97
Total non-operating income (expense)	(294)	(42)	(460)		(796)
Income before income taxes	3,892	734	(682)		3,944
Provision for income taxes	(1,425)	(289)	262	4(f)	(1,452)
Equity-method investment activity, net of tax	(96)	—	—		(96)
Net income	$2,371	$445	$(420)		$2,396
Basic earnings per share	$5.01			4(g)	$5.05
Diluted earnings per share	$4.90			4(g)	$4.95
Weighted-average shares used in computation of earnings per share:
Basic	474				474
Diluted	484				484

See accompanying notes to the unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statements of Operations
Nine Months Ended September 30, 2017
(in millions, except per share data)

	Amazon	Whole Foods Market (Notes 1 & 3)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net product sales	$77,248	$9,827	$—		$87,075
Net service sales	40,165	12	—		40,177
Total net sales	117,413	9,839	—		127,252
Operating expenses:
Cost of sales	73,439	5,869	(5)	4(a)	79,303
Fulfillment	16,275	3,405	27	4(b)	19,707
Marketing	6,629	61	—		6,690
Technology and content	16,306	113	—		16,419
General and administrative	2,630	107	(119)	4(c)	2,618
Other operating expense, net	155	—	47	4(d)	202
Total operating expenses	115,434	9,555	(50)		124,939
Operating income	1,979	284	50		2,313
Interest income	137	—	—		137
Interest expense	(510)	(30)	(318)	4(e)	(858)
Other income (expense), net	329	7	—		336
Total non-operating income (expense)	(44)	(23)	(318)		(385)
Income before income taxes	1,935	261	(268)		1,928
Provision for income taxes	(755)	(102)	102	4(f)	(755)
Equity-method investment activity, net of tax	(4)	—	—		(4)
Net income	$1,176	$159	$(166)		$1,169
Basic earnings per share	$2.46			4(g)	$2.44
Diluted earnings per share	$2.39			4(g)	$2.38
Weighted-average shares used in computation of earnings per share:
Basic	479				479
Diluted	492				492

See accompanying notes to the unaudited pro forma combined statements of operations.

Notes to Unaudited Pro Forma Combined Statements of Operations
Note 1 — Basis of Presentation
The unaudited pro forma combined statements of operations were derived from the historical audited consolidated financial statements and unaudited consolidated financial statements of Amazon and Whole Foods Market, and give effect to the acquisition as if it had occurred on January 1, 2016, the first day of Amazon’s last fiscal year.
The historical consolidated financial statements have been adjusted in the unaudited pro forma combined statements of operations to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.
Amazon has a different fiscal year end than Whole Foods Market. Whole Foods Market utilizes a fiscal year ending on the last Sunday of the month of September and Amazon’s fiscal year ends on December 31 of each year. Whole Foods Market’s fiscal year ended September 25, 2016 represents the period from September 28, 2015 through September 25, 2016. As the fiscal years differ by more than 93 days, pursuant to Rule 11-02(c)(3) of Regulation S-X, Whole Foods Market financial information was adjusted for the purpose of preparing the unaudited pro forma combined statement of operations for the year ended December 31, 2016. This was done by taking the audited consolidated statements of operations for the 52 weeks ended September 25, 2016, subtracting the unaudited quarterly consolidated statements of operations for the 16 weeks ended January 17, 2016, and adding the unaudited quarterly consolidated statements of operations for the 16 weeks ended January 15, 2017. The historical statement of operations of Whole Foods Market financial information used in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 was prepared by taking the unaudited quarterly consolidated statements of operations for the 40 weeks ended July 2, 2017, and subtracting the unaudited quarterly consolidated statements of operations for the 16 weeks ended January 15, 2017, and adding the unaudited consolidated statements of operations for the 8 weeks ended August 27, 2017.
The unaudited pro forma combined statement of operations are based on a preliminary purchase price allocation, provided for illustrative purposes only, and do not purport to represent what the combined company’s results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations do not reflect any future planned cost savings initiatives following the completion of the business combination.
Note 2 — Preliminary Purchase Price Allocation
Amazon completed the acquisition of Whole Foods Market for cash consideration of approximately $13.2 billion, net of cash acquired of $398 million, which consisted of consideration paid to former holders of common stock of Whole Foods Market at $42.00 a share, or $13.6 billion, including approximately $123 million to former holders of certain outstanding Whole Foods Market equity awards. Amazon financed the acquisition with net proceeds from the issuance of the August 2017 Notes.
The acquisition of Whole Foods Market has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of August 28, 2017, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in millions):

Purchase Price
Cash paid, net of cash acquired	$13,176
$13,176
Allocation
Goodwill	$8,985
Intangible assets (1):
Marketing-related	1,928
Contract-based	408
2,336
Property and equipment	3,826
Deferred tax assets	96
Other assets acquired	1,710
Long-term debt	(1,158)
Deferred tax liabilities	(934)
Other liabilities assumed	(1,685)
$13,176
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(1)
Acquired intangible assets have estimated useful lives of between one and twenty-five years, with a weighted-average amortization period of twenty-four years, primarily driven by the Whole Foods Market tradename.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined statement of operations. The final purchase price allocation will be determined when Amazon has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property and equipment, (2) changes in allocations to intangible assets such as tradename and favorable and unfavorable leasehold interests, as well as goodwill, and (3) other changes to assets and liabilities, including deferred tax assets and liabilities.
Note 3 — Reclassifications
Amazon has made certain reclassifications to the Whole Foods Market historical statements of operations for the purpose of preparing the unaudited pro forma combined statement of operations for the 52 weeks ended January 15, 2017 and 32 weeks ended August 27, 2017, to conform to Amazon’s historical presentation as detailed below.

Reclassifications in the unaudited pro forma combined statement of operations for the 52 weeks ended January 15, 2017 (in millions):

	Whole Foods Market Consolidated Statement of Operations					Whole Foods Market Consolidated Statement of Operations after Adjustments
		Adjustments
		(a)	(b)	(c)	(d)
Net product sales	$—	15,797	—	—	—	$15,797
Net service sales	—	16	—	—	—	16
Sales	15,813	(15,813)	—	—	—	—
Total net sales	15,813	—	—	—	—	15,813
Operating expenses:
Cost of goods sold and occupancy costs	10,393	—	—	(962)	—	9,431
Fulfillment	—	—	123	962	4,110	5,195
Marketing	—	—	—	—	83	83
Technology and content	—	—	—	—	169	169
Selling, general and administrative expenses	4,521	—	—	—	(4,362)	159
Other operating expense, net	—	—	—	—	—	—
Pre-opening expenses	72	—	(72)	—	—	—
Relocation, store closure and lease termination costs	51	—	(51)	—	—	—
Total operating expenses	15,037	—	—	—	—	15,037
Operating income	776	—	—	—	—	776
Interest expense	(49)	—	—	—	—	(49)
Investment and other income (expense)	7	—	—	—	—	7
Total non-operating income (expense)	(42)	—	—	—	—	(42)
Income before income taxes	734	—	—	—	—	734
Provision for income taxes	(289)	—	—	—	—	(289)
Net income	$445	—	—	—	—	$445
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(a)	Represents the reclassification of $15.8 billion from sales to net product sales and net service sales.

(b)	Represents the reclassification of $72 million from pre-opening expenses and $51 million from relocation, store closure and lease termination costs to fulfillment costs.

(c)
Represents the reclassification of occupancy costs and non-retail costs of $962 million from cost of goods sold and occupancy costs to fulfillment costs. The occupancy costs primarily consist of store rental costs, property taxes, utility costs, repair and maintenance costs, and property insurance.

(d)
Represents the reclassification of various expenses of $4.1 billion, $83 million, and $169 million from selling, general and administrative expenses to fulfillment, marketing, and technology and content, respectively. The reclassification to fulfillment was primarily related to retail operational expenses.

Reclassifications in the unaudited pro forma combined statement of operations for the 32 weeks ended August 27, 2017 (in millions):

	Whole Foods Market Consolidated Statement of Operations					Whole Foods Market Consolidated Statement of Operations after Adjustments
		Adjustments
		(a)	(b)	(c)	(d)
Net product sales	$—	9,827	—	—	—	$9,827
Net service sales	—	12	—	—	—	12
Sales	9,839	(9,839)	—	—	—	—
Total net sales	9,839	—	—	—	—	9,839
Operating expenses:						—
Cost of goods sold and occupancy costs	6,505	—	—	(636)	—	5,869
Fulfillment	—	—	233	636	2,536	3,405
Marketing	—	—	—	—	61	61
Technology and content	—	—	—	—	113	113
Selling, general and administrative expenses	2,817	—	—	—	(2,710)	107
Other operating expense, net	—	—	—	—	—	—
Pre-opening expenses	189	—	(189)	—	—	—
Relocation, store closure and lease termination costs	44	—	(44)	—	—	—
Total operating expenses	9,555	—	—	—	—	9,555
Operating income	284	—	—	—	—	284
Interest expense	(30)	—	—	—	—	(30)
Investment and other income (expense)	7	—	—	—	—	7
Total non-operating income (expense)	(23)	—	—	—	—	(23)
Income before income taxes	261	—	—	—	—	261
Provision for income taxes	(102)	—	—	—	—	(102)
Net income	$159	—	—	—	—	$159
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(a)	Represents the reclassification of $9.8 billion from sales to net product sales and net service sales.

(b)	Represents the reclassification of $189 million from pre-opening expenses and $44 million from relocation, store closure and lease termination costs to fulfillment costs.

(c)
Represents the reclassification of occupancy costs and non-retail costs of $636 million from cost of goods sold and occupancy costs to fulfillment costs. The occupancy costs primarily consist of store rental costs, property taxes, utility costs, repair and maintenance costs, and property insurance.

(d)
Represents the reclassification of various expenses of $2.5 billion, $61 million, and $113 million from selling, general and administrative expenses to fulfillment, marketing, and technology and content, respectively. The reclassification to fulfillment was primarily related to retail operational expenses.

Note 4 — Adjustments to the Unaudited Pro Forma Combined Statements of Operations
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined statement of operations:
(a) Represents the following adjustments to cost of sales (in millions):

	Year ended December 31, 2016	Nine months ended September 30, 2017
Net lease expense adjustments relating to favorable and unfavorable leases	$2	$1
LIFO related expenses	9	(6)
Total cost of sales adjustments	$11	$(5)

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net lease expense adjustments of $2 million and $1 million are a result of the amortization of favorable and unfavorable leasehold improvements identified in the preliminary valuation analysis, netted with the historical amortization of deferred lease liabilities. The fair value of the favorable and unfavorable leasehold interests is determined using the “income approach” which is based on a forecast of all expected future cash flows.

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, last-in, first-out method (“LIFO”) related expenses of $9 million and $(6) million represent the change from Whole Foods Market’s historical LIFO accounting on its existing merchandise inventories to the first-in, first-out method, in order to conform to Amazon’s accounting policies.

(b) Represents the following adjustments to fulfillment costs (in millions):

	Year ended December 31, 2016	Nine months ended September 30, 2017
Depreciation expense adjustment in connection with fair value of property and equipment	$39	$24
Net lease expense adjustments relating to favorable and unfavorable leases	78	52
Accelerated stock-based compensation expense	—	(49)
Total fulfillment cost adjustments	$117	$27

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net depreciation expense adjustments of $39 million and $24 million are in connection with the net preliminary fair value adjustments related to Whole Foods Market’s property and equipment. The adjustment in depreciation is based on the estimated fair value and useful lives of 1 month to 40 years, and is calculated using the straight-line method.

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net lease expense adjustments of $78 million and $52 million are a result of the amortization of favorable and unfavorable leasehold improvements identified in the preliminary valuation analysis and netted with the historical amortization of deferred lease liabilities.

•
For the nine months ended September 30, 2017, the adjustment of $49 million to stock-based compensation expense represents the reversal of non-recurring accelerated expense. The previously unrecognized stock-based compensation expense was accelerated due to preexisting change in control provisions in Whole Foods Market’s stock compensation arrangements and included in the historical statements of operations for the 32 weeks ended August 27, 2017.

(c) Represents the following adjustments to general and administrative costs (in millions):

	Year ended December 31, 2016	Nine months ended September 30, 2017
Depreciation expense adjustment in connection with fair value of property and equipment	$11	$7
Net lease expense adjustments relating to favorable and unfavorable leases	6	4
Transaction costs	—	(101)
Accelerated stock-based compensation expense	—	(29)
Total general and administrative cost adjustments	$17	$(119)

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net depreciation expense adjustments of $11 million and $7 million are in connection with the fair value adjustment related to Whole Foods Market’s property and equipment used in its global and regional offices.

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net lease expense adjustments of $6 million and $4 million are a result of the amortization of favorable and unfavorable leasehold interests identified in the preliminary valuation analysis and netted with the historical amortization of deferred lease liabilities.

•
The transaction costs represent the reversal of non-recurring transaction costs directly attributable related to the Merger, incurred by Amazon and Whole Foods Market and included in the historical statements of operations for the nine months ended September 30, 2017 of $101 million.

•
The adjustment of $29 million to stock-based compensation expense represents the reversal of non-recurring accelerated expense, incurred by Whole Foods Market and included in the historical statements of operations for the 32 weeks ended August 27, 2017.

(d) Represents the following adjustments to other operating expense, net (in millions):

	Year ended December 31, 2016	Nine months ended September 30, 2017
Amortization adjustment in connection with fair value of intangible assets	$77	$47
Total other operating expense, net adjustments	$77	$47

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the net amortization expense adjustments of $77 million and $47 million are in connection with the fair value of acquired intangible assets based on the preliminary estimated fair value and useful lives of 25 years. The additional amortization expense is calculated using the straight-line method over the estimated remaining useful lives of the assets. As part of the preliminary valuation analysis, Amazon identified intangible assets principally consisting of the Whole Foods Market tradename. The fair value of identifiable intangible asset is determined using the “relief-from-royalty” method under the “income approach”.

(e) Represents the following adjustments to interest expense (in millions):

	Year ended December 31, 2016	Nine months ended September 30, 2017
Interest expense on the proceeds from the issuance of the August 2017 Notes used to finance the Merger	$(479)	$(331)
Interest expense adjustments on the Whole Foods Market senior notes	19	13
Total interest expense adjustments	$(460)	$(318)

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the adjustments made to record interest expense of $479 million and $331 million relate to the portion of the issuance of the August 2017 Notes used to finance the Merger, including the amortization of the discount on the notes.

•
For the year ended December 31, 2016 and the nine months ended September 30, 2017, the adjustments made to record interest expense of $19 million and $13 million relate to Whole Foods Market’s senior notes based on the estimated fair value recorded as a result of the Merger, net of historical interest expense.

(f) Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 38.4% and 38.1% for the year ended December 31, 2016 and nine months ended September 30, 2017, respectively.
(g) The unaudited pro forma combined basic and diluted earnings per share calculations are based on Amazon’s consolidated basic and diluted weighted average outstanding common shares.